Exhibit 10.1

AMENDMENT TO REVOLVING LOAN AND SECURITY AGREEMENT

This Amendment (the “Amendment”) to the Revolving Loan and Security Agreement dated April 28, 2011, as previously amended by way of agreements dated July 25, 2014, October 31, 2017, October 31, 2020, January 31, 2021, April 30, 2021, January 28, 2022 and February 2, 2022 (the "Agreement") is entered into this 28th day of April 2023, by and between Vaxstar LLC, a Delaware limited liability company, and Netcapital Inc., a Utah corporation, with reference to the following:

`

WITNESSETH

WHEREAS, the Agreement, as amended, provides that the Loan Advances accrue interest at a rate of 8% per annum and that the loan matures on April 30, 2023; and

WHEREAS, the parties now desire to amend the Agreement as hereinafter set forth to state that interest on the Loan Advances will accrue at 12% per annum beginning on May 1, 2023 and that the maturity date is extended to October 31, 2023.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agreement is hereby amended as follows:

1.       Paragraph 1.(d) (i) of the Agreement is hereby amended to be and read as follows:

“Subject to Section 7(b)(ii), the principal amount outstanding under the Loan Advances shall accrue interest from (i) the date of issuance until April 28, 2023 at the rate of eight percent (8%) per annum and (ii) April 28, 2023 until the Maturity Date at the rate of twelve percent (12%). Interest is not due until the Maturity Date.”

Paragraph 9 (k) of the Agreement is amended to read:

“Maturity Date” means October 31, 2023

2. (A) This agreement shall be construed and interpreted in accordance with the laws of the State of New York without giving effect to the conflict of laws rules thereof or the actual domiciles of the parties.

(B)       Except as amended hereby, the terms and provisions of the Agreement shall remain in full force and effect, and the Agreement is in all respects ratified and confirmed. On and after the date of this agreement, each reference in the Agreement to the "Agreement", "hereinafter", "herein", "hereinafter", "hereunder", "hereof", or words of like import shall mean and be a reference to the Agreement as amended by this agreement.

(C)       This agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single Amendment.

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the date written above.

Vaxstar LLC

Signature: By: /s/ Manuel Teixeria

Name: Manuel TeixeiraTitle. Manager

Netcapital Inc.

Signature: By:/s/ Matin Kay

Name: Martin KayTitle: CEO